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                                                                       EXHIBIT 1

                                                                  EXECUTION COPY

                              RAIT INVESTMENT TRUST

                 1,750,000 COMMON SHARES OF BENEFICIAL INTEREST

                             UNDERWRITING AGREEMENT

                                                                February 4, 2003

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

         RAIT Investment Trust, a Maryland real estate investment trust (the "Company") and RAIT Partnership, L.P., a Delaware limited partnership (the "Partnership"), confirm their agreement with Friedman, Billings, Ramsey & Co., Inc. (the "Underwriter"), with respect to (i) the sale by the Company and the purchase by the Underwriter, of 1,750,000 common shares of beneficial interest of the Company, $.01 par value per share (the "Common Shares") and (ii) the grant by the Company to the Underwriter, of the option described in Section 1(b) hereof to purchase all or any part of 262,500 Common Shares to cover over-allotments, if any. The 1,750,000 Common Shares to be purchased by the Underwriter (the "Initial Shares") and all or any part of the 262,500 Common Shares subject to the option described in Section 1(b) hereof (the "Option Shares") are hereinafter called, collectively, the "Shares." The Company acknowledges that, at its request, the Underwriter has agreed to sell 14,171 of the Initial Shares for sale to certain persons listed in Schedule II hereto at the purchase price per share of $19.81625.

         The Company understands that the Underwriter proposes to make a public offering of the Shares as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (No. 333-69422), including a base prospectus, dated November 2, 2001 (the "Base Prospectus"), relating to the Shares, under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed (by incorporation by reference) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration

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statement that becomes effective prior to the Closing Time (as defined below),
"Registration Statement" shall refer to such registration statement as so amended.

         The Company proposes to file a final Prospectus Supplement pursuant to Rule 424(b) under the Securities Act within two business days following the execution of this Agreement (together with the Base Prospectus, the "Final Prospectus"). The term "Prospectus" means the Final Prospectus and any prospectus supplement specifically relating to the Shares, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) under the Securities Act. For the purposes of this Agreement, the terms Base Prospectus, Final Prospectus and Prospectus shall be deemed to include all "Incorporated Documents." As used herein, the term "Incorporated Documents" means the documents which are incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto filed prior to the date hereof or during the period the Prospectus is required to be delivered in connection with the sale of the Shares by the Underwriter or any dealer.

         The Company and the Underwriter agree as follows:

         1.       Sale and Purchase:

                  (a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company at the purchase price per share of $19.81625, the Initial Shares.

                  (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase from the Company all or any part of the Option Shares at the purchase price per share set forth in paragraph (a) above plus any additional number of Option Shares which the Underwriter may become obligated to purchase pursuant to the provisions of
Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments, which may be made in connection with the offering and distribution of the Initial Shares, upon notice during such 30 day period by the Underwriter to the Company setting forth the number of Option Shares as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriter, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

                  (c) Terms of Public Offering. The Company is advised by you that the Shares are to be offered to the public initially at $20.75 per share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $0.48 per share under the Public Offering Price, and that the Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.10 per share, to certain other dealers. The Underwriter may from time to time increase or decrease the Public Offering Price of the Shares after the initial public offering to such extent as the Underwriter may determine.

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         2.       Payment and Delivery:

                  (a) Initial Shares. The Initial Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, including, at the option of the Underwriter, through the facilities of The Depository Trust Company ("DTC") for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Underwriter by the Company upon at least forty-eight hours' prior notice. The Company will, upon the request of the Underwriter, cause certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Closing Time (as defined below) with respect thereto at the office of the Ledgewood Law Firm, P.C. located at 1521 Locust Street, Philadelphia, Pennsylvania 19102, or at the office of DTC or its designated custodian, as the case may be (the "Designated Office"). The time and date of such delivery and payment shall be 10:30 a.m., New York City time, on February 10, 2003 or on such other time and date as the Company and the Underwriter may agree upon in writing. The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time" and the date of delivery of both Initial Shares and Option Shares is hereinafter sometimes called the "Date of Delivery."

                  (b) Option Shares. Any Option Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, including, at the option of the Underwriter, through the facilities of DTC for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Underwriter by the Company upon at least forty-eight hours' prior notice. The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Date of Delivery with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 10:30 a.m., New York City time, on the date specified by the Underwriter in the notice given by the Underwriter to the Company of the Underwriter's election to purchase such Option Shares or on such other time and date as the Company and the Underwriter may agree upon in writing.

         3.       Representations and Warranties of the Company and the
Partnership:

                  The Company and the Partnership, represent and warrant to the Underwriter that:

                  (a) the Company and each Subsidiary of the Company set forth on Schedule I hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") (other than the Partnership) has been duly formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of formation or incorporation with all requisite corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as now conducted and, in the case of the Company, to authorize, execute and deliver this Agreement and to consummate the transactions described in such agreement;

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                  (b)      the Company and the Subsidiaries other than the
Partnership are duly qualified or registered to transact business in each jurisdiction in which they conduct their respective businesses as now conducted and in which the failure, individually or in the aggregate, to be so qualified or registered could reasonably be expected to have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"), and the Company and the Subsidiaries are in good standing in each jurisdiction in which they maintain an office or in which the nature or conduct of their respective businesses as now conducted requires such qualification, except where the failure to be in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (c) the Partnership has been duly formed and is validly existing as a limited partnership under the laws of the jurisdiction of its organization, with all requisite partnership power and authority to own, lease and operate its properties and to conduct its business as now conducted. The Partnership has been duly qualified or registered to do business as a foreign partnership in each jurisdiction in which it conducts its business as now conducted, and in which the failure, individually or in the aggregate, to be so qualified or registered could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (d) the Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments;

                  (e) neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective declaration of trust, charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and the issuance, sale and delivery by the Company of the Shares, the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the declaration of trust, charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company or any of the Subsidiaries, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except in the case of clause (ii) for such breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any of the Subsidiaries;

                  (f) the Company has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this

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Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

                  (g) the Partnership has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Partnership and constitutes a valid and binding agreement of the Partnership enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent the indemnification and contribution provisions set forth in Section 9 hereof may be limited by federal or state securities laws and the public policy considerations in respect thereof underlying such laws;

                  (h) the Limited Partnership Agreement of the Partnership, including all amendments thereto (the "Partnership Agreement"), has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity;

                  (i) the issuance and sale of the Shares to the Underwriter hereunder have been duly authorized by the Company; when issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights; except as contemplated herein, no person or entity holds a right to require or participate in the registration under the Securities Act of the Shares pursuant to the Registration Statement; no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company; except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement; the form of certificates evidencing the Shares complies with all applicable legal requirements and, in all material respects, with all applicable requirements of the declaration of trust and bylaws of the Company and the requirements of the New York Stock Exchange;

                  (j)      Intentionally omitted;

                  (k) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or the sale and delivery of the Shares as contemplated hereby other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act or

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the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the New York Stock Exchange, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter, and (iv) any approval of the National Association of Securities Dealers, Inc. (the "NASD") required with respect to the fairness and reasonableness of the underwriting terms and arrangements set forth herein;

                  (l) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons required in order to conduct their respective businesses as described in the Registration Statement and Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, the effect of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

                  (m) the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;

                  (n) the Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Securities Act, set forth in the General Instructions to Form S-3; the Registration Statement complies and the Final Prospectus and any further amendments or supplements thereto will comply, when they have become effective or are filed with the Commission, as the case may be, in all material respects with the requirements of the Securities Act and the Securities Act Regulations and, in each case, present, or will present, fairly the information required to be shown; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Final Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity

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with the information concerning the Underwriter and furnished in writing by or on behalf of the Underwriter to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof);

                  (o) the Final Prospectus delivered to the Underwriter for use in connection with this offering will be identical to the version of the Final Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T and Rule 424(b) of the Securities Act Regulations;

                  (p) each Incorporated Document when it became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the regulations promulgated under the Exchange Act (the "Exchange Act Regulations"), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the Exchange Act Regulations and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (q) all legal or governmental proceedings, contracts or documents which are material and of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required;

                  (r) there are no actions, suits, proceedings, inquiries or investigations pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity is subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitration panel or agency which could reasonably be expected to result in a judgment, decree, award or order having, individually or in the aggregate, a Material Adverse Effect, or which could adversely affect the consummation of the transactions contemplated by this Agreement in any material respect;

                  (s) the financial statements, including the notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and the Subsidiaries as of the dates indicated and the results of operations and changes in financial position and cash flows of the Company and the Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as indicated in the notes thereto); the financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus fairly present the

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information shown therein; no other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or Prospectus.

                  (t) the Company has filed in a timely manner all reports required to be filed pursuant to sections 13, 14, 15(d) of the Exchange Act during the preceding twelve calendar months and if during such period the Company has relied on Rule 12b-25(b) under the Exchange Act ("Rule 12b-25(b)") with respect to a report or a portion of a report, that report or portion of a report has actually been filed within the time period prescribed by Rule 12b-25(b);

                  (u) Grant Thornton LLP, whose reports on the audited financial statements of the Company and the Subsidiaries are included as part of the Registration Statement and Prospectus or are incorporated by reference therein are and were during the periods covered by their reports independent public accountants within the meaning of the Securities Act, the Securities Act Regulations, and the requirements of the New York Stock Exchange;

                  (v) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (i) any material adverse change in the assets, operations, business prospects or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction, which is material to the Company and the Subsidiaries taken as a whole, planned or entered into by the Company or any of the Subsidiaries, (iii) any liability or obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole or (iv) except in accordance with the Company's ordinary practice as disclosed in the Registration Statement and the Prospectus, any dividend or distribution of any kind declared, paid or made with respect to the capital stock of the Company or with respect to the partnership interests of the Partnership;

                  (w) the authorized shares of beneficial interest of the Company conform in all material respects to the description thereof contained in the Prospectus; the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization" as of the date stated in such section; immediately after the Closing Time, 20,574,328 Common Shares will be issued and outstanding (subject to the Underwriter's option described in Section 1(b) hereof) and no shares of beneficial interest of any other class of beneficial interest will be issued and outstanding. All of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and have been offered, sold and issued by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the issued shares of beneficial interest of the Company have been issued in violation of any preemptive or similar rights granted by the Company; except as disclosed in the Prospectus or in connection with the Company's employee stock option plan or dividend reinvestment plan, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Company or any security convertible into or exchangeable for shares of beneficial interest of the Company;

                  (x) all of the issued and outstanding shares of capital stock of RAIT General, Inc., a Maryland corporation ("RAIT General"), and RAIT Limited, Inc., a Maryland corporation

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("RAIT Limited"), have been duly authorized and are validly issued, fully paid and non-assessable, and are owned of record and beneficially by the Company, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances and have been offered, sold and issued by RAIT General and RAIT Limited in compliance with all applicable laws (including, but not limited to, federal and state securities laws); none of the issued shares of capital stock of RAIT General and RAIT Limited have been issued in violation of any preemptive or similar rights; except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of RAIT General or RAIT Limited or any security convertible into or exchangeable for capital stock of RAIT General or RAIT Limited;

                  (y) immediately after the Closing Time, all of the issued and outstanding units of partnership interest in the Partnership ("Common Units") will be validly issued, fully paid and non-assessable; none of the Common Units has been or will be issued or is owned or held in violation of any preemptive right; the Common Units have been or will be offered, sold and issued by the Partnership in compliance with all applicable laws (including, without limitation, federal and state securities laws);

                  (z) each of the Company, the Subsidiaries, and each of their respective officers, directors and controlling persons has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  (aa) except for certain relationships between Betsy Cohen and other affiliates and Cohen Bros. & Co., Inc. described in a COBRA Desk filing made with the NASD on December 3, 2001, as subsequently amended and supplemented, in connection with a prior shelf offering from the Registration Statement, which filing, as subsequently amended and supplemented, the Company reviewed and approved, neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the By-laws of the NASD) any member firm of the NASD;

                  (bb) the Company has not relied upon the Underwriter or legal counsel for the Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

                  (cc) any certificate signed by any officer of the Company or any Subsidiary delivered to the Underwriter or to counsel for the Underwriter pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby;

                  (dd) the Company and the Subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or the financial statements thereto or such as do not materially and adversely affect the value of such property and do not interfere with the

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use made or proposed to be made of such property by the Company and the
Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions, liens, security interests, pledges, charges, encumbrances, mortgages and defects, as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary; the Company or a Subsidiary has obtained an owner's title insurance policy, from a title insurance company licensed to issue such policy, on any real property owned by the Company or any Subsidiary, that insures the Company's or the Subsidiary's fee or leasehold interest in such real property (other than the leasehold interest of the Company with respect to its principal executive offices), with coverage in an amount at least equal to the fair market value of such fee or leasehold interest in the real property, or a lender's title insurance policy insuring the lien of its mortgage securing the real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or a Subsidiary and secured by the real property;

                  (ee) neither the purchase nor the origination, as the case may be, of the loans owned by the Company, nor the execution and delivery of, or performance by the borrowers thereunder of any mortgage, deed of trust, deed, indenture, note, loan or credit agreement or any other agreement or instrument in connection therewith, at the time of such purchase, origination, execution or delivery, resulted in a breach of or default under any mortgage, deed of trust, indenture, note, loan or credit agreement or any other agreement or instrument relating to any mortgage or other loan that may have priority over any such loan with respect to the assets of the borrower thereunder and that is in existence at the time the Company or any of the Subsidiaries purchases or originates any such loan;

                  (ff) to the knowledge of the Company and the Partnership, there are no statutes or regulations applicable to the Company or any of the Subsidiaries or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein; except as disclosed in the Prospectus, all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity;

                  (gg) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and any director, trustee, officer, shareholder, customer or supplier of the Company or any of the Subsidiaries, or any affiliate or family member thereof, on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

                  (hh) the Company and each Subsidiary owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how, if any (collectively "Intangibles"), necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus, and neither the Company, nor any Subsidiary, has received notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which, individually or in the aggregate, could have a Material Adverse Effect;

                  (ii) each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company or any of the Subsidiaries, nor does the Company or any of the Subsidiaries know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, could materially adversely affect the assets, operations, business or condition (financial or otherwise) of any such entity, respectively; all tax liabilities, if any, are adequately provided for on the respective books of such entities;

                  (jj) each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

                  (kk) except as otherwise disclosed in the Prospectus, neither the Company, any of the Subsidiaries nor, to the best of their knowledge, any former owner of any real property owned by the Company or any of the Subsidiaries has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company or any of the Subsidiaries, including any real property underlying any loan held by the Company or the Subsidiaries (collectively, the "Real Property"), except in material compliance with applicable laws; to the knowledge of the Company and the Partnership, the Real Property, and the Company's, the Subsidiaries' and the former owners of the Real Property's operations with respect to the Real Property, are and were in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company and the Subsidiaries are in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws; except as otherwise disclosed in the Prospectus, neither the Company nor the Subsidiaries or, to the knowledge of the Company and the Partnership, any former owner of any of the Real Property has received any written or oral notice from any governmental entity or any other person and there is no pending or threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental

Laws by the Company or any of the Subsidiaries; or that the Company or any of the Subsidiaries is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601, et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company or any of the Subsidiaries is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards; in the ordinary course of its business as necessary and appropriate, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures) required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties;

                  (ll) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which could, individually or in the aggregate, reasonably be deemed to have a Material Adverse Effect;

                  (mm) none of the entities which prepared appraisals of the Real Property, nor the entities which prepared Phase I environmental assessment reports with respect to the Real Property, was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, voting trustee, officer, director or employee;

                  (nn) neither the Company nor any of the Subsidiaries nor, to the best of the Company's knowledge, any officer, director or trustee purporting to act on behalf of the Company or any of the Subsidiaries has at any time; (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;

                  (oo) except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

                  (pp) neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

                  (qq) the Company is organized and operates in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's current and proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code;

                  (rr) the Shares have been approved for listing, upon official notice of issuance, on the New York Stock Exchange;

                  (ss) in connection with this offering, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Securities Act or the Securities Act Regulations; the Company has not distributed and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Shares, except as contemplated herein;

                  (tt) the Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); neither the Company nor any of the Subsidiaries or their respective affiliates does business with the government of Cuba or with any person or affiliate located in Cuba;

                  (uu) neither the Company nor any of the Subsidiaries is, or solely as a result of transactions contemplated hereby and the application of the proceeds from the sale of the Shares, will become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act");

                  (vv) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

                  (ww) neither the Company, any of its Subsidiaries, nor any real property owned, directly or indirectly, by the Company (each a "Property") has sustained, since June 29, 1998, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

                  (xx) no person has an option or right of first refusal to purchase all or part of any Property or any interest therein. Each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect;

                  (yy) each of the Company and the Subsidiaries owns, possesses or has obtained all material permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities as are necessary to own or lease, as the case may be, and to operate its respective Property and to carry on its business as presently conducted, and neither the Company nor the Partnership has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations;

                  (zz) to the best of the Company's and the Partnership's knowledge, no general labor problem exists or is imminent with the employees of the Company or any of its Subsidiaries; and

                  (aaa) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         4.       Certain Covenants of the Company and the Partnership

                  The Company and the Partnership hereby covenant with the
Underwriter:

                  (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Underwriter may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

                  (b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing, when such post-effective amendment has become effective;

                  (c) to prepare the Final Prospectus in a form approved by the Underwriter and file such Prospectus with the Commission pursuant to Rule 424(b) within the time period prescribed by law, following the execution and delivery of this Agreement and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement) to the

Underwriter as many copies of the Final Prospectus (or of the Final Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriter may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T or Rule 424(b) under the Securities Act Regulations;

                  (d) to advise the Underwriter promptly and (if requested by the Underwriter) to confirm such advice in writing, when any post-effective amendment to the Registration Statement becomes effective under the Securities Act Regulations;

                  (e) to advise the Underwriter immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Underwriter shall reasonably object in writing;

                  (f) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

                  (g) prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Securities Act Regulations, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing;

                  (h) to furnish to the Underwriter for a period of five years from the date of this Agreement, except to the extent such documents are readily available to the Underwriter in electronic form in the Commission's EDGAR archives, (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Common Shares,
(ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other publicly available information as the Underwriter may reasonably request regarding the Company and its Subsidiaries;

                  (i) to advise the Underwriter promptly during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations (i) of any material change in the Company's assets, operations, business or condition (financial or otherwise) or (ii) of the happening of any event which would require the making of any change in the Prospectus then being used so that the Prospectus would not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriter promptly such amendments or supplements to the Prospectus as may be necessary to reflect any such change;

                  (j) to furnish promptly to the Underwriter a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith) and such number of conformed copies of the foregoing as the Underwriter may reasonably request;

                  (k) to furnish to the Underwriter, not less than two business days before filing with the Commission, subsequent to the effective date of the Prospectus and during any period of time in which a prospectus relating to the Shares is required to be delivered under the Securities Act Regulations, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act;

                  (l) to apply the net proceeds of the sale of the Shares substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

                  (m) to make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of
Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning on the effective date of the Registration Statement;

                  (n) to cause and use its best efforts to maintain the listing of the Shares on the New York Stock Exchange and to file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities that are listed on the New York Stock Exchange;

                  (o) to refrain during a period of 30 days from the date of the Prospectus, without the prior written consent of the Underwriter, from
(i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or filing any registration statement under the Securities Act with respect to any of the foregoing or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option outstanding on the date hereof or upon the exercise of any option granted in the ordinary course of business and in accordance with the terms of any management option plan existing on the date hereof, (C) pursuant to the Company's employee stock option plan, dividend reinvestment plan or any other incentive compensation or retirement plan of the Company, or (D) the Company's filing with the Commission under the Securities Act of a universal shelf registration statement on Form S-3 for up to $300 million in securities of the Company, provided that the issuance, contracting to issue or other transfer of the securities subject to such registration shall be prohibited in accordance with the terms of this paragraph;

                  (p) the Company will maintain a transfer agent and, if necessary under the jurisdiction of formation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Shares;

                  (q) the Company will use its best efforts (i) to meet the requirements to qualify as a real estate investment trust under the Code and
(ii) to cause the Partnership to be treated as a partnership for federal income tax purposes;

                  (r) the Company will comply with all of the provisions of any undertakings in the Registration Statement;

                  (s) the Company and the Subsidiaries will conduct their affairs in such a manner so as to ensure that neither the Company nor any Subsidiary will be an "investment company" or an entity "controlled" by an investment company within the meaning of the 1940 Act;

                  (t) if at any time during the 30-day period after the date of this Agreement, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the Underwriter's reasonable opinion the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Underwriter advising the Company to the effect set forth above, to forthwith prepare, consult with the Underwriter concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Underwriter, responding to or commenting on such rumor, publication or event;

                  (u) to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and

                  (v) the Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

         5.       Payment of Expenses:

                  (a) The Company agrees to pay all costs and expenses incident to the performance of the Company's obligations under this Agreement whether or not the transactions contemplated hereunder are consummated or this Agreement terminated, including, but not limited to, all fees and expenses of and filing with the Commission and the NASD; all Blue Sky fees and expenses, including filing fees and disbursements of the Underwriter's Blue Sky counsel (but excluding the fees of such counsel), fees and disbursements of counsel and accountants for the Company, and printing costs, including costs of printing the prospectus, and any amendments thereto; all underwriting documents, Blue Sky Memoranda, a reasonable quantity of prospectuses requested by the Underwriter, and the Company's road show costs and expenses. In addition, the Company agrees to pay all costs and expenses incurred by the Underwriter in connection with the offer and sale of the Shares, including but not limited to travel expenses and legal fees, up to a maximum of $5,000.

                  (b) If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the transactions contemplated herein.

         6.       Conditions of the Underwriter's Obligations:

                  The obligations of the Underwriter hereunder are subject to
(i) the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and at the Closing Time and on each Date of Delivery, (ii) the performance by the Company of its obligations hereunder in all material respects, and (iii) the following further conditions:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you.

                  (b) The Company shall furnish to the Underwriter at the Closing Time and on each Date of Delivery an opinion of Ledgewood Law Firm, P.C., counsel for the Company, addressed to the Underwriter and dated the Closing Time and each Date of Delivery and in form satisfactory to Hunton & Williams, counsel for the Underwriter, stating that:

                           (i)      the authorized shares of beneficial interest
of the Company conform as to legal matters to the description thereof contained in the Prospectus and meet the requirements of Form S-3 under the Securities Act; the Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization" as of the date stated in such section; the outstanding shares of beneficial interest or capital stock, as the case may be, of the Company and the Subsidiaries (other than the Partnership) have been duly and validly authorized and issued and are fully paid and non-assessable; all of the authorized and validly issued shares of capital stock of or interests in the Subsidiaries, as the case may be, are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus or pursuant to the Company's employee stock option plan or dividend reinvestment plan, there are no authorized and validly issued (A) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any shares of beneficial interest of the Company or any capital stock or interests in any such Subsidiary or (B) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such shares of beneficial interest, capital stock, interests or any such convertible or exchangeable securities or obligations; except as set forth in the Prospectus, as contemplated by this Agreement, or pursuant to the Company's employee stock option plan or dividend reinvestment plan, there are no outstanding obligations of the Company or any such Subsidiary to issue any shares of beneficial interest, capital stock or interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

                           (ii)     the Company and the Subsidiaries (other than
the Partnership) each has been duly formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of formation or incorporation with the requisite power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions described in such agreement;

                           (iii)    the Company and the Subsidiaries (other than
the Partnership) are duly qualified in or registered by and are in good standing in each jurisdiction specifically referred to in the Registration Statement and Prospectus as jurisdictions in which property securing loans proposed to be made or acquired by the Company is located and in which the failure, individually or in the aggregate, to be so qualified could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted by its charter, bylaws, certificate of limited partnership or partnership agreement, as the case may be, or, to the knowledge of such counsel, otherwise, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or interests or from paying the Company or any other Subsidiary, any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; to such counsel's knowledge, other than as disclosed on Schedule I, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

                           (iv)     the Partnership has been duly formed and is
validly existing as a limited partnership under the laws of the jurisdiction of its organization, with all requisite partnership power and authority to own, lease and operate its properties and to conduct its business as now conducted as described in the Registration Statement and the Prospectus. The Partnership has been duly qualified or registered to do business as a foreign partnership in those jurisdictions specifically referred to in the Registration Statement and Prospectus as jurisdictions in which property securing loans proposed to be made or acquired by the Partnership is located and in which the failure, individually or in the aggregate, to be so qualified or registered would have a Material Adverse Effect;

                           (v)      to such counsel's knowledge, the Company and
the Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations and orders;

                           (vi)     to such counsel's knowledge, except as
disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries is in material breach of, or in material default under (nor has any event occurred which with notice, lapse of time, or both would constitute a material breach of, or material default under) its respective declaration of trust, charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, or in the performance or observation of any obligation, agreement, covenant, or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, except such breaches or defaults which, individually or in the aggregate, would not have a Material Adverse Effect;

                           (vii)    the execution, delivery and performance of
this Agreement by the Company and the consummation by the Company of the transactions contemplated under this Agreement, do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the declaration of trust, charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company or any Subsidiary, (ii) to such counsel's knowledge, any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) to such counsel's knowledge, any law or regulation or any decree, judgment or order applicable to the Company or any Subsidiary (other than State and foreign securities or blue sky laws and the rules and regulations of the NASD, as to which counsel need express no opinion, or the federal securities laws, as to which counsel need express only that nothing has come to its attention to lead it to believe that such a violation has or will occur), except in the case of clauses (ii) and (iii) for such conflicts, breaches or defaults, laws, regulations, decrees, judgments or orders, which individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect; or, result in the creation or imposition of any lien, encumbrance, or to such counsel's knowledge, charge or claim upon any property or assets of the Company or the Subsidiaries;

                           (viii)   the Company has full legal right, power and
authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except that enforceability of the indemnification and contribution provisions set forth in Section 9 hereof may be limited by the federal or state securities laws of the United States or public policy underlying such laws;

                           (ix)     the Partnership has full partnership right,
power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Partnership and constitutes a valid and binding agreement of the Partnership enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except that enforceability of the indemnification and contribution provisions set forth in Section 9 hereof may be limited by federal or state securities laws of the United States or public policy underlying such laws;

                           (x)      Intentionally omitted;

                           (xi)     no approval, authorization, consent or order
of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by the Company and the Partnership, or the sale and delivery of the Shares by the Company as contemplated hereby other than such as have been obtained or made under the Securities Act or the Exchange Act and such approvals as have been obtained in connection with the listing of the Shares on the New York Stock Exchange and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter or any approval of the underwriting terms and arrangements by the NASD;

                           (xii)    to such counsel's knowledge, each of the
Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required to conduct their respective businesses, as described in the Registration Statement and the Prospectus, except to the extent that any failure to have any such authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; to such counsel's knowledge, neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or decree, order or judgment applicable to the Company or any of the Subsidiaries, the effect of which could be a Material Adverse Effect; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

                           (xiii)   the Shares have been duly authorized and,
when the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, and, except for any action that may have been taken by the holder thereof, free and clear of any pledge, lien, encumbrance, security interest, or other claim;

                           (xiv)    immediately after the Closing Time, all of
the Common Units will be validly issued, fully paid and non-assessable. None of the Common Units has been or will be issued or is owned or held in violation of any preemptive right. The outstanding Common Units have been offered, sold and issued by the Partnership in compliance with all federal and state securities laws;

                           (xv)     the issuance and sale of the Shares and the
Common Units by the Company or the Partnership, as the case may be, is not subject to preemptive or other similar rights arising by operation of law, under the declaration of trust or by-laws of the Company or the certificate of limited partnership or Partnership Agreement of the Partnership, under any agreement known to such counsel to which the Company or any of the Subsidiaries is a party or, to such counsel's knowledge, otherwise;

                           (xvi)    provided that all parties are in compliance
with any standstill, subordination, intercreditor or similar agreement entered into with the holder of the Senior Indebtedness (as defined below), to the best of such counsel's knowledge and solely in reliance upon representation's made by the Company and the Company's borrowers, and opinions given by counsel to such borrowers, neither the purchase nor the origination, as the case may be, of the loans, nor the execution and delivery of, or performance by the borrowers thereunder of any mortgage, deed of trust, deed, indenture, note, loan or credit agreement or any other agreement or instrument in connection therewith, has resulted in or, with notice and an opportunity to cure, would result in a breach of or default under any mortgage, deed of trust, indenture, note, loan or credit agreement or any other agreement or instrument relating to any mortgage or other loan (collectively, the "Senior Indebtedness") that may have priority over any such loan with respect to the assets of the borrower thereunder and that is in existence at the time the Company or any of the Subsidiaries purchases or originates any such loan;

                           (xvii)   to such counsel's knowledge, there are no
persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

                           (xviii)  the form of certificate used to evidence the
Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the declaration of trust and bylaws of the Company and the requirements of the New York Stock Exchange;

                           (xix)    the Registration Statement has become
effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceedings with respect thereto have been commenced or threatened;

                           (xx)     as of the effective date of the Registration
Statement, the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

                           (xxi)    the statements under the captions
"Capitalization," "Risk Factors," "Market Price of and Distributions on our Common Shares," "Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws," "Description of Shares of Beneficial Interest," "Federal Income Tax Consequences of Our Status as a REIT," and "Supplemental Federal Income Tax Consequences of Our Status as a REIT," in the Registration Statement and the Prospectus, or incorporated therein by reference, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects;

                           (xxii)   the Shares have been approved for listing on
the New York Stock Exchange;

                           (xxiii)  to such counsel's knowledge, there are no
actions, suits or proceedings, inquiries, or investigations pending or threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitration panel or agency that are required to be described in the Prospectus but are not so described;

                           (xxiv)   to such counsel's knowledge, there are no
contracts or documents of a character that are required to be filed as exhibits to the Registration Statement or to be described or summarized in the Prospectus which have not been so filed, summarized or described; to such counsel's knowledge, all agreements between the Company or any of the Subsidiaries, respectively, and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or the Subsidiaries, as the case may be, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity;

                           (xxv)    the Company is organized in conformity with
the requirements for qualification as a real estate investment trust pursuant to Sections 856 through 860 of the Code, and the Company's current and proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code;

                           (xxvi)   neither the Company nor any of the
Subsidiaries is, or solely as a result of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described in the Registration Statement and the Prospectus under the caption "Use of Proceeds," will become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act;

                           (xxvii)  to such counsel's knowledge, each of the
Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns through the date hereof, if any such returns are required to be filed, and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, could have a Material Adverse Effect; and

                           (xxviii) each document filed pursuant to the Exchange
Act (other than the financial statements and supporting schedules included therein, as to which no opinion need to be rendered) that are incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act.

                  In addition, such counsel shall state that they have participated in conferences with officers and other representative of the Company, independent public accountants of the Company and the Underwriter at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (xx) and (xxi) above), nothing has caused them to believe that the Registration Statement or the Final Prospectus, as of their respective effective or issue dates and as of the date of such counsel's opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement or Prospectus).

                  (c) The Company shall furnish to the Underwriter at the Closing Time and on each Date of Delivery an opinion of Ballard Spahr Andrews & Ingersoll, LLP, special counsel for the Company, addressed to the Underwriter and dated the Closing Time and each Date of Delivery and in form satisfactory to Hunton & Williams, counsel for the Underwriter, stating that, as a matter of Maryland law:

                           (i)      the statements under the captions "Certain
Provisions of Maryland Law and of the Declaration of Trust and Bylaws," and "Description of Shares of Beneficial Interest," in the Registration Statement and the Prospectus, insofar as such statements constitute matters of Maryland corporate law or Maryland real estate investment trust law, have been reviewed by such counsel and are a fair summary of such matters;

                           (ii)     the Company has an authorized capitalization
as set forth in the Prospectus under the caption "Capitalization;" the outstanding shares of beneficial interest or capital stock, as the case may be, of the Company, RAIT General and RAIT Limited have been duly and validly authorized and issued and are fully paid and non-assessable; all of the outstanding shares of capital stock of RAIT General and RAIT Limited are directly or indirectly owned of record by the Company;

                           (iii)    the Company, RAIT General and RAIT Limited
each has been duly formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of the state of Maryland with the requisite corporate power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and the Prospectus and, in the case of the Company, to execute, deliver and perform this Agreement and to consummate the transactions described herein;

                           (iv)     except as disclosed in the Prospectus, and
assuming compliance with Sections 2-311 and 2-419 of the Maryland General Corporation Law (the "MGCL") and approval by the directors and stockholders of RAIT General or RAIT Limited, as applicable, as required by the charter or bylaws of RAIT General or RAIT Limited, respectively, or the MGCL, neither RAIT General nor RAIT Limited, respectively, is prohibited or restricted by the MGCL or its charter or bylaws from paying dividends to the Company or from making any other distribution with respect to such Subsidiary's capital stock or from repaying the Company, or any other Subsidiary, any loans or advances to such Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary in exchange for fair consideration; and

                           (v)      this Agreement has been duly authorized,
executed and delivered by the Company.

                  (d) The Underwriter shall have received from Grant Thornton LLP, independent public accountants for the Company, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Underwriter in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriter with respect to the audited and unaudited financial statements and certain financial information and data contained in the Registration Statement and the Prospectus, including the Incorporated Documents.

                  (e) The Underwriter shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Hunton & Williams, dated the Closing Time or such Date of Delivery, addressed to the Underwriter and in form and substance satisfactory to the Underwriter.

                  (f) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriter shall have objected in writing.

                  (g)      Prior to the Closing Time and each Date of Delivery
(i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (h) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no material and unfavorable change in the assets, results of operations, business, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole shall occur or become known (whether or not arising in the ordinary course of business) or that makes it, in the judgment of the Underwriter, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, or (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries.

                  (i)      Intentionally omitted.

                  (j) At the Closing Time, the Shares shall have been approved for listing on the New York Stock Exchange.

                  (k) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (l)      Intentionally omitted.

                  (m) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriter a certificate of two principal executive officers or, in the case of the Partnership two principal executive officers of RAIT General, to the effect that, to each of such officer's knowledge, the representations and warranties of the Company set forth in this Agreement and the conditions set forth in paragraphs (g), (h), (i) and (j) have been met and are true and correct as of such date.

                  (n) The Company shall have furnished to the Underwriter such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery as the Underwriter may reasonably request.

                  (o) All filings with the Commission required by Rule 424 under the Securities Act shall have been made within the applicable time period prescribed for such filing by such Rule.

                  (p) The Company shall perform such of its obligations under this Agreement are to be performed by the terms hereof and thereof at or before the Closing Time or the relevant Date of Delivery.

                  The obligation of the Underwriter to purchase Option Shares hereunder is subject to the delivery to the Underwriter on the Date of Delivery of such documents as the Underwriter may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Shares and other matters related to the issuance of the Option Shares.

         7.       Termination:

                  The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the assets, operations, business or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, or (iii) if there has occurred outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, impracticable to market or deliver the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange or if trading generally on the New York Stock Exchange, the American Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority, or (v) if there has been any downgrading in the rating of any of the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Underwriter has a Material Adverse Effect, or (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Underwriter has a material adverse effect on the securities markets in the United States, or (viii) in the case of any of the events specified in clauses (i) through (vii), such event, singly or together with any other such events, makes it, in the judgment of the Underwriter, impracticable to market or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

                  If the Underwriter elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly by telephone, promptly confirmed by facsimile.

                  If the sale to the Underwriter of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof).

         8.       Intentionally omitted.

         9. Indemnity and Contribution by the Company, the Partnership and the Underwriter:

                  (a) The Company and the Partnership, jointly and severally, agree to indemnify, defend and hold harmless the Underwriter and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any breach of any representation, warranty or covenant of the Company or the Partnership contained herein or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in the Prospectus, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriter to the Company or the Partnership expressly for use in such Registration Statement or such Prospectus, provided, however, that the indemnity agreement contained in this subsection (a) with respect to the Prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling such Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of the Underwriter and furnished to the Underwriter prior to the Closing Time corrected any such alleged untrue statement or omission and if the Underwriter failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from noncompliance by the Company or the Partnership with Section 4(a) of this Agreement.

                  If any claim or action is brought against, or any loss, expense, liability or damage (including the reasonable cost of investigation) is incurred by, the Underwriter or any controlling person in respect of which indemnity may be sought against the Company or the Partnership pursuant to the preceding paragraph, the Underwriter shall promptly notify the Company and the Partnership in writing of the institution of such claim or action or of the incurrence of such loss, expense, liability or damage and the Company and the Partnership shall assume the defense of such claim or action or the response to such loss, expense, liability or damage, including the employment of counsel and payment of fees and expenses associated therewith, provided, however, that any failure or delay to so notify the Company or the Partnership will not relieve the Company or the Partnership of any obligation hereunder, except to the extent that its ability to defend such claim or action or mitigate such loss, expense, liability or damage is actually impaired by such failure or delay. The Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company and the Partnership or the Company and the Partnership shall not have employed counsel to have charge of the defense of or response to such claim, action, loss, expense, liability or damage, within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or the Partnership and which counsel to the Underwriter believes may present a conflict for counsel representing the Company or the Partnership and the Underwriter (in which case the Company and the Partnership shall not have the right to direct the defense of such claim or action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and the Partnership and paid as incurred (it being understood, however, that the Company and the Partnership shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriter or controlling persons in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, neither the Company nor the Partnership shall be liable for any settlement of any such claim or action effected without the its written consent.

                  (b) The Underwriter agrees to indemnify, defend and hold harmless the Partnership, the Company, the Subsidiaries, their trustees and directors, the officers that signed the Registration Statement and any person who controls the Partnership, the Company or any Subsidiary within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
                                       28

Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Partnership or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Underwriter to the Company or the Partnership expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in the Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth under the caption "Underwriting" regarding stabilizing and the beneficial ownership of Shares by Friedman, Billings, Ramsey & Co., Inc. ("FBR"), and entities associated with FBR in the Prospectus constitute the only information furnished by or on behalf of the Underwriter to the Company for purposes of Section 3(n) and this Section 9.

                  If any claim or action is brought against the Company, the Partnership or any such person in respect of which indemnity may be sought against the Underwriter pursuant to the foregoing paragraph, the Company, the Partnership or such person shall promptly notify the Underwriter in writing of the institution of such action and the Underwriter shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, the Partnership or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Partnership or such person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such action or the Underwriter shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriter (in which case the Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Underwriter shall not be liable for any settlement of any such claim or action effected without the written consent of the Underwriter.

                  (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the

Partnership on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnership on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Partnership bear to the underwriting discounts and commissions received by the Underwriter. The relative fault of the Company and the Partnership on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Partnership or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

                  (d) The Company and the Partnership, on the one hand, and the Underwriter, on the other, agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable
(ii), above. Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         10.      Survival:

                  The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company, the Partnership and the Subsidiaries contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, or any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Partnership, the Subsidiaries, their trustees or directors and officers or any person who controls the Company, any Subsidiary or the Partnership within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company, the Partnership and the Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

         11.      Notices:

                  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriter, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North,

Arlington, Virginia 22209, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103; and, if to the Partnership, shall be sufficient in all respects if delivered to the Partnership at the offices of the Partnership at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103.

         12.      Governing Law; Consent to Jurisdiction; Headings:

                  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The parties hereto agree to be subject to, and hereby irrevocably submit to, the nonexclusive jurisdiction of any United States federal or Virginia state court sitting in Alexandria, Virginia, in respect of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

         13.      Parties in Interest:

                  The Agreement herein set forth has been and is made solely for the benefit of the Underwriter, the Company, the Partnership and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

         14.      Counterparts:

                  This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.

                            [signature page follows]

         If the foregoing correctly sets forth the understanding among the Company and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Partnership and the Underwriter.

                                            Very truly yours,

                                            RAIT INVESTMENT TRUST

                                                /s/ Ellen J. DiStefano
                                            ------------------------------------
                                            By: Ellen J. DiStefano
                                            Its:Chief Financial Officer

                                            RAIT PARTNERSHIP, L.P.

                                                 By: RAIT General, Inc.
                                                 Its: General Partner

                                            /s/ Ellen J. DiStefano
                                            ------------------------------------
                                            By: Ellen J. DiStefano
                                            Its: Chief Financial Officer

Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

  /s/ James R. Kleeblatt
-------------------------------------
By:   James R. Kleeblatt
Its:  Senior Managing Director

                                   SCHEDULE I

Subsidiaries of the Company:

--------------------------------------------------------------------------------------------------------------------------
                                    STATE AND DATE
             COMPANY                      OF                        OWNER(S)                          PERCENTAGE
              NAME                    FORMATION                                                     INTEREST OWNED
--------------------------------------------------------------------------------------------------------------------------
RAIT Investment Trust             Maryland - 8/14/97        Publicly held                                 *
--------------------------------------------------------------------------------------------------------------------------
RAIT General, Inc.                Maryland - 8/14/97        RAIT Investment Trust                        100%
--------------------------------------------------------------------------------------------------------------------------
RAIT Limited, Inc.                Maryland - 8/14/97        RAIT Investment Trust                        100%
--------------------------------------------------------------------------------------------------------------------------
RAIT Partnership, L.P.            Delaware - 8/15/97        RAIT General, Inc.                1% general partner
                                                            RAIT Limited, Inc.                99% limited partner
--------------------------------------------------------------------------------------------------------------------------
6006 Executive Boulevard, LLC     Maryland - 1/15/98        RAIT Executive Boulevard, LLC     1% (managing) member
                                                            RAIT Partnership, L.P.            99% member
--------------------------------------------------------------------------------------------------------------------------
DP Associates, LLC                Maryland - 4/27/99        RAIT Partnership, L.P.            24% Class A member and
                                                                                              1% Class E member
--------------------------------------------------------------------------------------------------------------------------
Fieldstone Apartments, LLC        Maryland                  RAIT Fieldstone, LLC                   5% Class C member
--------------------------------------------------------------------------------------------------------------------------
OSEB GP, Inc.                     Delaware - 7/11/98        RAIT Partnership, L.P.                       100%
--------------------------------------------------------------------------------------------------------------------------
RAIT Abbotts GP, Inc.             Delaware - 2/7/00         RAIT Partnership, L.P.                       100%
--------------------------------------------------------------------------------------------------------------------------
RAIT Abbotts Limited Partnership  Delaware - 2/7/00         RAIT Abbotts GP, Inc.             1% general partner
                                                            RAIT Partnership, L.P.            99% limited partner
--------------------------------------------------------------------------------------------------------------------------
RAIT Antigua Bay Manager, Inc.    Delaware - 7/2/02         RAIT Partnership, L.P.                       100%
--------------------------------------------------------------------------------------------------------------------------
RAIT Bayside Manager, Inc.        Delaware - 9-30-02        RAIT Partnership, L.P.                       100%
--------------------------------------------------------------------------------------------------------------------------
RAIT C Street Manager, Inc.       Delaware - 9/19-01        RAIT Partnership, LP.                        100%
--------------------------------------------------------------------------------------------------------------------------
RAIT C Street Manager II, Inc.    Delaware - 9/19/01        RAIT Partnership, LP.                        100%
--------------------------------------------------------------------------------------------------------------------------
RAIT Capital Corp.                Delaware - 8/2/00         RAIT Partnership, L.P.                       100%
--------------------------------------------------------------------------------------------------------------------------
RAIT Enterprises, LLC             Delaware - 6/24/02        RAIT Investment Trust             16.67% member
--------------------------------------------------------------------------------------------------------------------------
RAIT Executive Boulevard, LLC     Delaware - 10/10/02       RAIT Partnership, L.P.
--------------------------------------------------------------------------------------------------------------------------
RAIT Executive Mews Manager I,    Delaware - 3/29/01        RAIT Partnership, L.P.                       100%
Inc.
--------------------------------------------------------------------------------------------------------------------------
RAIT Executive Mews Manager II,   Delaware - 3/29/01        RAIT Partnership, L.P.                       100%
Inc.
--------------------------------------------------------------------------------------------------------------------------
RAIT Executive Mews Manager       Delaware - 3/29/01        RAIT Partnership, L.P.                       100%
III, Inc.
--------------------------------------------------------------------------------------------------------------------------
RAIT Fieldstone, LLC              Delaware - 12/27/02       RAIT Partnership, L.P.                       100%
--------------------------------------------------------------------------------------------------------------------------
RAIT Firehouse, LLC               Delaware - 9/25/02        RAIT Partnership, L.P.                       100%
--------------------------------------------------------------------------------------------------------------------------
RAIT Highland Club, Inc.          Delaware - 1/9/02         RAIT Partnership, L.P.                       100%
--------------------------------------------------------------------------------------------------------------------------
RAIT Highland Club, LLC           Delaware - 1/9/02         RAIT Highland Club, Inc.                     100%
--------------------------------------------------------------------------------------------------------------------------
RAIT Lincoln Court, LLC           Delaware - 9/25/02        RAIT Partnership, L.P.                       100%
--------------------------------------------------------------------------------------------------------------------------
RAIT Montego Bay Manager, Inc.    Delaware - 7/10/02        RAIT Partnership, L.P.                       100%
--------------------------------------------------------------------------------------------------------------------------
RAIT Rittenhouse Manager Inc.     Delaware - 5-30-02        RAIT Partnership, L.P.                       100%
--------------------------------------------------------------------------------------------------------------------------
RAIT Rohrerstown, L.P.            Pennsylvania - 3/17/98    RAIT General, Inc.                1% general partner
                                                            RAIT Partnership, L.P.            99% limited partner
--------------------------------------------------------------------------------------------------------------------------
RAIT SLH, Inc.                    Pennsylvania - 9/27/99    RAIT Partnership, L.P.                       100%
--------------------------------------------------------------------------------------------------------------------------
RAIT SLH, L.P.                    Pennsylvania - 9/27/99    RAIT SLH , Inc.                   1% general partner
                                                            RAIT Partnership, L.P.            50% limited partner
--------------------------------------------------------------------------------------------------------------------------
RAIT Sabel Key Manager, Inc.      Delaware - 7/10/02        RAIT Partnership, L.P.                       100%
--------------------------------------------------------------------------------------------------------------------------
RAIT St. Ives Manager, Inc.       Delaware - 6/1/01         RAIT Partnership, L.P.                       100%
--------------------------------------------------------------------------------------------------------------------------
RAIT Venetian Bridges, LLC        Delaware - 3-20-02        RAIT Partnership, L.P.                       100%
--------------------------------------------------------------------------------------------------------------------------
RAIT Ventures, LLC                Delaware - 4-1-02         RAIT Investment Trust             30% member
--------------------------------------------------------------------------------------------------------------------------
REM-Cherry Hill, LLC              New Jersey - 3/29/01      RAIT Partnership, L.P.            100% member
--------------------------------------------------------------------------------------------------------------------------
REM-Willow Grove, Inc.            Pennsylvania - 3/29/01    RAIT Partnership, L.P.                       100%
--------------------------------------------------------------------------------------------------------------------------
REM-Willow Grove, L.P.            Pennsylvania - 3/29/01    REM-Willow Grove, Inc.            1% general partner
                                                            RAIT Partnership, L.P.            99% limited partner
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
St. Ives GP, LLC                  Delaware - 5/30/01        HVC-St. Ives, LLC                             50%
                                                            (Treatman entity)
                                                            RAIT St. Ives Manager, Inc.                   50%
--------------------------------------------------------------------------------------------------------------------------
St. Ives Owner, L.P.              Pennsylvania - 5/30/01    St. Ives GP, LLC                  2% general partner
                                                            St. Ives Limited Partner, L.P.    98% limited partner
                                                                 (Treatman entity)
--------------------------------------------------------------------------------------------------------------------------
Venetian Bridges, LLC             Delaware                  RAIT Venetian Bridges, LLC        19.9% member
--------------------------------------------------------------------------------------------------------------------------

         NOTE: All entities listed above have an address of 1818 Market Street, 28(th) Floor, Philadelphia, PA 19103.

                                   SCHEDULE II

Friends and Family Shares:

Name                                                            Number of Shares
Edward Baim                                                          2,523

Joseph Viroslav                                                      2,523

Sergio Viroslav                                                        100

Arlene Jaffe                                                           126

David Spoont                                                           100

Barbara Jill Segal                                                   3,784

Adam Kauffman                                                        1,000

Kauffman IRA's                                                         353

Tallwood Employee Benefit Plan                                       1,004

Irving Friedman                                                        500

Anita Friedman                                                       1,000

Jay Cohen Cust. for Benjamin Cohen                                      25

Jay Cohen Cust. for Matthew Cohen                                       25

Kevin Shmelzer                                                         100

Ellen Shmelzer                                                         504

Ariana and Michael Held                                                504

                                                                    14,171